Exhibit 4.2

GT ADVANCED TECHNOLOGIES, INC.

AND

U.S. Bank National Association

as Trustee

Second Supplemental Indenture

Dated as of December 10, 2013

to Indenture Dated as of

September 28, 2012

3.00% Convertible Senior Notes due 2020

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	2
Section 1.02. References to Interest	10
Section 1.03. Payments Generally	11

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Second Supplemental Indenture	11
Section 2.02. Designation and Amount	11
Section 2.03. Form of Notes	11
Section 2.04. Depositary	12
Section 2.05. Cancellation of Surrendered Notes	13
Section 2.06. Notice of Defaults	14
Section 2.07. Additional Notes; Repurchases	14
Section 2.08. Payment of Defaulted Amounts	14

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Articles IV, XI, XII and XIII of the Base Indenture	15
Section 3.02. Satisfaction and Discharge	15
Section 3.03. Application of Trust Money	16

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office or Agency	16
Section 4.02. Reports	17
Section 4.03. Stay, Extension and Usury Laws	17
Section 4.04. Appointments to Fill Vacancies in Trustee’s Office	17
Section 4.05. Provisions as to Paying Agent	17
Section 4.06. Further Instruments and Acts	18

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article V of the Base Indenture	18
Section 5.02. Events of Default	19
Section 5.03. Acceleration of Maturity	20

i

EXHIBIT

Exhibit A	Form of Note	A-1

SECOND SUPPLEMENTAL INDENTURE dated as of December 10, 2013 (this “Second Supplemental Indenture”) between GT Advanced Technologies Inc., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Indenture dated as of September 28, 2012, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture dated as of September 28, 2012 between the Company and Trustee (the “First Supplemental Indenture”) and this Second Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have executed and delivered the Base Indenture to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 2.1 of the Base Indenture, and to provide for the issuance of the Notes, as permitted by Section 3.1 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 3.00% Convertible Senior Notes due 2020 (the “Notes”), initially in an aggregate principal amount not to exceed $214,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Second Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Second Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                       the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)                       all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c)                        the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” shall have the meaning specified in Section 5.04.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Agent” means any Security Registrar, Paying Agent, Note Custodian, Bid Solicitation Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, exchange or conversion of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer, exchange or conversion.

“Base Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 8.01(b)(i).  The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Settlement” shall have the meaning specified in Section 8.02(a).

“Clause A Distribution” shall have the meaning specified in Section 8.04(c).

“Clause B Distribution” shall have the meaning specified in Section 8.04(c).

“Clause C Distribution” shall have the meaning specified in Section 8.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 8.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, and in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Common Stock” mean the common stock of the Company, par value $0.01 per share, at the date of this Second Supplemental Indenture, subject to Section 8.07.

“Company” shall have the meaning specified in the first paragraph of this Second Supplemental Indenture, and subject to the provisions of Article 7, shall include its successors and assigns.

“Consolidation Transaction” shall have the meaning specified in Section 7.02.

“Conversion Agent” means the Trustee or any successor office or agency maintained by the Company in the Place of Payment where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 8.02(c).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 8.01(a).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)                                 if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day, which number may include fractional shares of Common Stock during the pendency of such Observation Period.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GTAT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Purchase Price and principal) that are payable but are not punctually paid or duly provided for, other than any such amounts constituting Defaulted Interest.

“Depositary” means , with respect to each Global Note, the person specified in Section 2.04(b) as the Depositary, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“effective date” means, for purposes of Section 8.04, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant transaction.

“Effective Date” shall have the meaning specified in Section 8.03(c).

“Event of Default” shall have the meaning specified in Section 5.02.

“Expiration Date” shall have the meaning specified in Section 8.04(e).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Time” shall have the meaning specified in Section 8.04(e).

“First Supplemental Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at such time after the Notes are originally issued that any of the following occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)                                 the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a), (b) or (d) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 8.02(a)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 9.01(c)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.04(a).

“Holder” means, for purposes of this Second Supplemental Indenture, the Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on June 15, 2014.  For purposes of the Notes and the payment of interest thereon, the “Stated Maturity” (as such term is defined in the Base Indenture) for payment of interest shall be the relevant Interest Payment Date for such payment.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  The “Last Reported Sale Price” shall be determined without regard to after hours trading or any other trading outside of regular trading session hours.

“Listed Stock Exception” means the exception to the definition of Fundamental Change set forth in the final proviso to the definition thereof.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, the Listed Stock Exception), but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 15, 2020.  For purposes of the Notes and the payment of principal thereon, the “Stated Maturity” (as such term is defined in the Base Indenture) for the payment of principal shall be the Maturity Date.

“Measurement Period” shall have the meaning specified in Section 8.01(b)(i).

“Merger Event” shall have the meaning specified in Section 8.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Second Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to June 15, 2020, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after June 15, 2020, and on or prior to the second Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” shall have the meaning set forth in the Base Indenture, except that, with respect to the Notes, (x) clause (ii) of the definition thereof in the Base Indenture shall be deemed deleted and (y) under any of the following circumstances, Notes shall be deemed to be no longer “Outstanding”:

(a)                                 Notes, or portions thereof, that have become due, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(b)                                 Notes converted pursuant to Article 8 and Notes delivered to the Trustee for cancellation pursuant to Section 3.9 of the Base Indenture;

(c)                                  Notes purchased by the Company pursuant to the last sentence of Section 2.07 (excluding Notes purchased pursuant to cash-settled swaps or other derivatives); and

(d)                                 Notes surrendered for purchase in accordance with Article 9 for which the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price, in accordance with Section 9.03(b); and

(e)                                  Notes that have been paid pursuant to Section 3.6(c) of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.6 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course.

“Paying Agent” means the Trustee or any successor office or agency maintained by the Company in the Place of Payment pursuant to Section 10.2 of the Base Indenture where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 8.02(a).

“Place of Payment” means, with respect to the Notes, the location of the office or agency maintained by the Company pursuant to Section 4.01(a).

“Predecessor Note” of any particular Note means the Predecessor Security of such Note.

“Prospectus Supplement” means the preliminary prospectus supplement dated December 2, 2013, as supplemented by the pricing term sheet dated December 4, 2013, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the shares of Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 8.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Supplemental Indenture” has the meaning specified in the first paragraph of this Second Supplemental Indenture.

“Settlement Amount” has the meaning specified in Section 8.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” means, with respect to any Conversion Date, a notice from the Company of the Settlement Method and, if applicable, the Specified Dollar Amount that will apply to conversions on such Conversion Date, delivered in accordance with Section 8.02(a)(iii).

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” of the Company as such term is defined under Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect on the date of this Second Supplemental Indenture.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified or deemed specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” shall have the meaning specified in Section 8.03(c).

“Successor Company” shall have the meaning specified in Section 7.02(a).

“Trading Day” means (x) except for purposes of determining Settlement Amounts due upon conversion of the Notes, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a “Business Day,” and (y) for purposes of determining Settlement Amounts due upon conversion of the Notes, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include any or all of the underwriters for the offering of Notes pursuant to the Prospectus Supplement; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer the Company selects, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such date of determination.

“Trading Price Condition” shall have the meaning specified in Section 8.01(b)(i).

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Second Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Valuation Period” shall have the meaning specified in Section 8.04(c).

Section 1.02.  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include

Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03.  Payments Generally.  Section 1.13 of the Base Indenture shall not apply to the Notes.  The provisions set forth in this Section 1.03 shall, with respect to the Notes, supersede in its entirety Section 1.13 of the Base Indenture, and all references in the Base Indenture to Section 1.13 shall, with respect to the Notes, be deemed to be references to this Section 1.03.  If any Interest Payment Date, the Maturity Date or any earlier required Fundamental Change Purchase Date falls on a day that is not a Business Day, the required payment, if any, will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.  Scope of Second Supplemental Indenture.  This Second Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders voting as a separate class shall also be required and the same threshold shall apply.  The provisions of this Second Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02.  Designation and Amount.  The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “3.00% Convertible Senior Notes due 2020.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $214,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.4, Section 3.5, Section 3.6 and Section 9.6 of the Base Indenture and Section 8.02 and Section 9.03 of this Second Supplemental Indenture.

Section 2.03.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that to the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made on the Schedule of Exchanges of Notes to such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.  Payment of principal (including the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, the Global Note shall be made to the Holder of such Note (or, in the case of consideration due upon conversion, such Holder or its designee, as the case may be) on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.04.  Depositary.

(a)                       So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to Section 2.04(c), all Notes shall be represented by one or more Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(b)                       The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints DTC to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(c)                        Notwithstanding anything to the contrary in the Base Indenture, Physical Notes shall be issued and delivered by the Company (i) to each Person that DTC identifies as a beneficial owner of the related Notes only if (a) DTC has notified the Company that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (ii) if an Event of Default with respect to the Notes has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Global Notes be exchanged for Physical Notes.  Solely for purposes of the Notes, this Section 2.04(c) shall supersede and replace in its entirety Section 3.5(h) of the Base Indenture.

(d)                       Notwithstanding anything to the contrary in the Indenture (including, without limitation, Sections 1.1 and 3.8 of the Base Indenture) or the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Physical Note in accordance with Section 3.5 of the Base Indenture.

(e)                        At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and the provisions of the Indenture.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the Schedule of Exchanges of Notes to such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee and any agent of the Company or the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note (assuming, in the case of the Company, payment of such amounts is made to the Holder of such Global Note), for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.05.  Cancellation of Surrendered Notes.  The Company shall cause all Notes surrendered for payment, purchase (including pursuant to Section 2.07, but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives) registration of transfer, exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation pursuant to Section 3.9 of the Base Indenture. All Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee.  No Notes shall be authenticated in exchange for any Notes cancelled pursuant to this Section 2.05.

Section 2.06.  Notice of Defaults.  The Company shall deliver to the Trustee, at its Corporate Trust Office, in accordance with Section 1.5 of the Base Indenture, within 30 calendar days after becoming aware of the occurrence thereof, an Officers’ Certificate containing notice of any events that would constitute Defaults, the status thereof and what action the Company is taking or proposes to take in respect thereof, which notice shall make express reference to the Company, the Indenture and the Notes.

Section 2.07.  Additional Notes; Repurchases.  The Company may, from time to time, without notice to or consent of the Holders and notwithstanding Section 2.01, reopen this Second Supplemental Indenture and issue additional Notes hereunder with the same class as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes (as determined by the Company in good faith and with the advice of tax counsel), such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters required by Sections 1.2 and 3.3 of the Base Indenture.  In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately-negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to Holders.

Section 2.08.  Payment of Defaulted Amounts.  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                           The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes or their respective Predecessor Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and shall request in writing that the Trustee, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date, and upon receipt of such request the Trustee shall cause such notice to be so mailed to each Holder.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed at the written request of the Company, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.08.

(ii)          The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.  Applicability of Articles IV, XI, XII and XIII of the Base Indenture.

(a)                       Article IV of the Base Indenture shall not apply to the Notes.  Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in its entirety Article IV of the Base Indenture and all references in the Base Indenture to Article IV thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

(b)                       The Notes will not be redeemable by the Company prior to the Maturity Date.  No sinking fund is provided for the Notes.  Articles XI, XII and XIII of the Base Indenture shall not apply to the Notes.

Section 3.02.  Satisfaction and Discharge.  This Second Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Second Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 of the Base Indenture and (y) Notes for whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 4.05(c)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date or on any Fundamental Change Purchase Date, or upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation, if applicable, cash, shares of Common Stock or a combination thereof, as applicable, sufficient to pay all of the Outstanding Notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Second Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Second Supplemental Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Second Supplemental Indenture, the obligations of the Company to the Trustee under Section 6.7 of the Base Indenture shall survive.

Section 3.6(c) of the Base Indenture is hereby amended, with respect to the Notes, by deleting the words “or is about to become” immediately prior to the words “due and payable”.

Section 3.03.  Application of Trust Money.  Subject to the provisions of Section 4.05(c), all cash and shares of Common Stock deposited with the Trustee pursuant to Section 3.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment or the satisfaction, as the case may be, either directly or through the Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (including the Fundamental Change Purchase Price) and interest or of the outstanding conversions, as applicable, for whose payment or satisfaction, as the case may be, such cash and/or Shares of Common Stock have been deposited with the Trustee as contemplated by Section 3.02.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.  Maintenance of Office or Agency.  (a) The Company shall maintain at all times an office or agency in the Borough of Manhattan, The City of New York to serve as Paying Agent, Security Registrar and Conversion Agent for the Notes.

(b)                       The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Note Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (the “Place of Payment”) each shall be considered as one office or agency of the Company where the Notes may be presented or surrendered for payment or surrendered for transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

Section 4.02.  Reports.  This Section 4.02 shall supersede Section 7.4 of the Base Indenture and all references in the Base Indenture to Section 7.4 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.02.  The Company shall file with the Trustee within 15 calendar days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system or any successor thereof shall be deemed to be filed with the Trustee for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system or such successor. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system (or such successor thereto). Delivery of the reports and documents described in this Section 4.02 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.03.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal (including the Fundamental Change Purchase Price, if applicable) of, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10(e) of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05.  Provisions as to Paying Agent.  (a) The Company shall enter into an appropriate agency agreement with any Agent not a party to the Indenture.  The agreement shall implement the provisions of the Indenture that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to the Indenture.  If the Company fails to maintain a Security Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by the Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent.

The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the

Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)                       Anything in this Section 4.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.05, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(c)                        Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.06.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01.  Applicability of Article V of the Base Indenture.  Article V of the Base Indenture shall not apply to the Notes.  Instead the Defaults and Remedies provisions, and the related Events of Default, set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article V of the Base Indenture, and all references in the Base Indenture to Article V thereof, the Defaults and Remedies provisions, and the related Events of Default, therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5, the Defaults and Remedies provisions, and the related Events of Default, set forth in this Article 5, respectively.

Section 5.02.  Events of Default.  Each of the following is an “Event of Default” with respect to the Notes:

(a)                       default in any payment of interest on any Note when due and payable and the default continues for a period of 30 calendar days;

(b)                       default in the payment of principal of any Note when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c)                        failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and the default continues for a period of five calendar days;

(d)                       failure by the Company to comply with its obligations under Article 7 of this Second Supplemental Indenture;

(e)                        failure by the Company for a period of five calendar days to provide a Fundamental Change Company Notice after the occurrence of a Fundamental Change within the time period required in accordance with Section 9.01(b) or notice of a specified corporate transaction within the time required in accordance with Section 8.01(b)(ii) or Section 8.01(b)(iii), as the case may be;

(f)                         failure by the Company for 60 calendar days after written notice from the Trustee to the Company, or from the Holders of at least 25% in principal amount of the Notes then Outstanding to the Company and the Trustee, has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(g)                        any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries in an aggregate outstanding principal amount in excess of $15,000,000 (or the foreign currency equivalent thereof) is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 calendar days;

(h)                       a final judgment for the payment of $15,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 30 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has been commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                           the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                          an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 consecutive calendar days.

Section 5.03.  Acceleration of Maturity.  If an Event of Default (other than an Event of Default specified in Section 5.02(i) or Section 5.02(j)) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee at the request of such Holders, shall) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable, and upon any such declaration such principal and accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 5.02(i) or Section 5.02(j) occurs, 100% of the principal of and accrued and unpaid interest, if any, on the Notes shall automatically become due and payable without necessity of further action.

Section 5.04.  Additional Interest.  Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with the reporting obligations under Section 4.02, shall, for the first 180 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes Outstanding for each day during the first 90 calendar days after the occurrence of such an Event of Default during which such an Event of Default is continuing and (y) 0.50% per annum of the principal amount of the Notes Outstanding from the 91st day until the 180th day following the occurrence of such an Event of Default during which such Event of Default is continuing.

If the Company so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st calendar day after such Event of Default (if the Event of Default relating to the Company’s reporting obligations under Section 314(a)(1) of the Trust Indenture Act or under Section 4.02 is not cured or waived prior to such 181st  calendar day), such Additional Interest shall cease to accrue and the Notes shall be subject to acceleration under Section 5.03. The provisions of this Section 5.04 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 5.04, the Notes shall be subject to acceleration as provided under Section 5.03.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of an Event of Default relating to the failure to comply with its reporting obligations under Section 314(a)(1) of the Trust Indenture Act or under Section 4.02, in accordance with this Section 5.04, the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 5.03. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 5.05.  Rescission and Annulment.  Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may rescind any acceleration under Section 5.03 (other than an acceleration in respect of an Event of Default set forth in Section 5.02(a), 5.02(b) or 5.02(c)) with respect to the Notes and its consequence  if:

(a)                       such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b)                       all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been taken.

Section 5.06.  Payments of Notes on Default; Suit Therefor.  The Company covenants that in the case of an Event of Default pursuant to Section 5.02(a) or Section 5.02(b), upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders, (i) the whole amount that then shall be due and payable on all such Notes for principal, including the Fundamental Change Purchase Price, if applicable or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest determined in accordance with Section 2.08 and (ii) any amounts due the Trustee under Section 6.7 of the Base Indenture.

In case the Company shall fail forthwith to pay such amounts, upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.06, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 6.7 of the Base Indenture, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of waiver or rescission and annulment pursuant to the terms of the Indenture or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.07.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes and any other monies or property distributable in respect of the Company’s obligations under the Indenture following an Event of Default specified in Section 5.02(i) or Section 5.02(j) with respect to the Company shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid (or in accordance with Applicable Procedures, with respect to Global Notes):

First, to the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7 of the Base Indenture;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Fundamental Change Purchase Price and any cash due upon conversion, if applicable) then owing and unpaid upon the Notes for principal and interest, if any, and any cash due upon conversion other amounts then payable on the Notes, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of accrued and unpaid interest and any such cash due upon conversion or other amounts at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Purchase Price and the cash due upon conversion) and such interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and such accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.08.  Proceedings by Holders.  No Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except to enforce the right to receive payment of principal or interest on the Notes (including the Fundamental Change Purchase Price) when due or the right to receive payment or delivery of the consideration due upon conversion of the Notes, unless:

(a)                       such Holder shall have previously given to the Trustee written notice that an Event of Default is continuing;

(b)                       the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding;

(c)                        such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)                       the Trustee shall not have complied with such request within 60 calendar days after the receipt of the request and the offer of such security or indemnity; and

(e)                        the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.08, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of the Notes, the right of the Holder of any Note to receive payment or delivery, as the case may be, of (w) the principal (including the Fundamental Change Purchase Price, if applicable) of, (x) accrued and unpaid interest, if any, on, and (y) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.09.  Proceedings by Trustee.  In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.10.  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 3.6 of the Base Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.08, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.11.  Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of principal of, or interest on, any Note when due; (ii) a failure by the Company to convert any Notes in accordance with the provisions of the Indenture; (iii) a failure by the Company to pay the Fundamental Change Purchase Price on the Fundamental Change Purchase Date in connection with a purchase by the Company in connection with a Fundamental Change in accordance with the Indenture; or (iv) a failure the Company to comply with any of the provisions of the Indenture which cannot be amended or waived without the consent of the Holder of each Outstanding Note affected thereby.  Upon any such waiver the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.11, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.12.  Notice of Defaults.  If a Default has occurred and is continuing and the Trustee has knowledge of such Default, the Trustee shall mail to each Holder, at the address of such Holder included in the Security Register, notice of such Default within 90 calendar days after it has gained knowledge of such Default; provided that, except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price) of, or interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.2 of the Base Indenture shall not apply to the Notes.  Instead this Section 5.12 shall, with respect to the Notes, supersede in its entirety Section 6.2 of the Base Indenture, and all references in the Base Indenture to Section 6.2 thereof and the notice provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 5.12 and the notice provisions set forth in this Section 5.12, respectively.

Section 5.13.  Undertaking to Pay Costs.  All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.13 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest, if any, on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 8.

ARTICLE 6
SUPPLEMENTAL INDENTURES

Section 6.01.  Supplemental Indentures Without Consent of Holders.  Section 9.1 of the Base Indenture shall not apply to the Notes.  The provisions set forth in this Section 6.01 shall, with respect to the Notes, supersede in its entirety Section 9.1 of the Base Indenture, and all references in the Base Indenture to Section 9.1 shall, with respect to the Notes, be deemed to be references to this Section 6.01.  Subject to Section 6.02 hereof, the Company, when authorized by the Board Resolutions, and the Trustee, at the Company’s expense, at any time and from time to time, may, without notice to or the consent of any Holder, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)        cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes or conform the Indenture or the Notes to the “Description of Notes” section in the Prospectus Supplement;

(b)        provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and the Notes, in accordance with the provisions of Article 7;

(c)        add guarantees with respect to the Notes;

(d)        secure the Notes;

(e)        add to the covenants of the Company or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company hereunder;

(f)        make any change that does not adversely affect the rights of any Holder (as determined by the Board of Directors);

(g)        comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(h)        provide for a successor Trustee in accordance with the terms of the Indenture or otherwise comply with any requirement of the Indenture;

(i)         provide for the issuance of additional Notes, to the extent that the Company deems such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplemental indenture may impair the rights or interests of any Holder (as determined by the Board of Directors); and provided further that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers as set forth in Section 2.07;

(j)         increase the Conversion Rate;

(k)        provide for additional rights and benefits for the Holders; or

(l)         effect the changes to the terms of the Notes required by Section 8.07 upon the occurrence of a Merger Event.

Section 6.02.  Supplemental Indentures with Consent of Holders.  Section 9.2 of the Base Indenture shall not apply to the Notes.  The provisions set forth in this Section 6.02 shall, with respect to the Notes, supersede in its entirety Section 9.2 of the Base Indenture, and all references in the Base Indenture to Section 9.2 shall, with respect to the Notes, be deemed to be references to this Section 6.02. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the Board Resolutions and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided that without the written consent of each Holder of an Outstanding Note affected thereby, no such supplemental indenture may:

(a)        reduce the amount of Notes whose Holders must consent to an amendment;

(b)        reduce the rate, or extend the stated time for payment, of interest on any Note;

(c)        reduce the principal, or extend the Maturity Date, of any Note;

(d)        make any change that adversely affects the conversion rights of any Notes;

(e)        reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)        change the place or currency of payment of principal or interest in respect of any Note;

(g)        change the ranking of the Notes;

(h)        impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)         make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Section 6.03.  Notice to Holders of Supplemental Indentures.  The consent of the Holders is not necessary to approve the particular form of any supplemental indenture entered into pursuant to this Article 6 so long as the required Holders, if any, approve the substance of such proposed supplemental indenture.  The Company shall cause notice of the execution of any supplemental indenture entered into pursuant to this Article 6 to be promptly mailed to each Holder. Failure to give such notice to all Holders, or any defect in such notice, shall not impair or affect the validity of such supplemental indenture.  Such notice shall briefly describe the amendment made under the relevant supplemental indenture.

Section 6.04.  Other Provisions.  For the avoidance of doubt, Sections 9.3, 9.4, 9.5 and 9.6 of the Base Indenture shall apply to any supplemental indenture entered into pursuant to this Article 6 as if it had been entered into pursuant to Article IX of the Base Indenture.

ARTICLE 7
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01.  Applicability of Article VIII of the Base Indenture.  Article VIII of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article VIII of the Base Indenture, and all references in the Base Indenture to Article VIII thereof shall, with respect to the Notes, be deemed to be references to this Article 7.

Section 7.02.  Company May Consolidate, etc. on Certain Terms.  Subject to the provisions of Section 7.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person (any such transaction, a “Consolidation Transaction”), unless:

(a)        the resulting, surviving, or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not the Company, shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and the Indenture; and

(b)        immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary herein, following an acquisition of 100% of the shares of stock of the Company by a Person that is a corporation for U.S. federal income tax purposes in a transaction in which holders of shares of stock of the Company receive as consideration stock of such Person, the Company may convert into a limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that is wholly owned by such Person if the conditions set forth in clauses (a) and (b) above are otherwise satisfied.

Section 7.03.  Successor Company to Be Substituted.  Upon any such consolidation, merger or sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company shall succeed to and, shall be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named in the Indenture as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all terms, conditions and limitations in the Indenture prescribed (including the items required to be delivered to the Trustee for the issuance of Notes pursuant to Section 2.07), the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 7 the Person named as the “Company” in the first paragraph of this Second Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 7) may be dissolved, wound up and liquidated at any time thereafter and except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

Upon direction of such Successor Company, in case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 7.04.  Opinion of Counsel to be Given to Trustee.  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE 8
CONVERSION OF NOTES

Section 8.01.  Conversion Privilege.  (a)  Subject to and upon compliance with the provisions of this Article 8, each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof and such Holder’s remaining principal amount after such conversion is $1,000 or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 8.01(b) at any time prior to the close of business on the Business Day immediately preceding June 15, 2020 under the circumstances and during the periods set forth in Section 8.01(b), and (ii) irrespective of the conditions described in Section 8.01(b), on or after June 15, 2020 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 82.5764 shares of Common Stock (subject to adjustment as provided in Section 8.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 8.02, the “Conversion Obligation”).

(b)           (i) Prior to the close of business on the Business Day immediately preceding June 15, 2020, a Holder may surrender all or a portion of its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with this subsection (b)(i) and the definition of “Trading Price” in Section 1.01, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”).

(A)          The Trading Prices shall be determined by the Bid Solicitation Agent based on bids, if any, received by it pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Second Supplemental Indenture.  Any such determination shall be conclusive absent manifest error.

(B)          The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price), unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or if the Company is acting as the Bid Solicitation Agent, the Company shall determine) pursuant to this subsection (b)(i) and the definition of Trading Price the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

(C)          If (x) the Company is not acting as Bid Solicitation Agent and the Company does not, when it is required to, instruct the Bid Solicitation Agent to solicit bids as described above, (y) the Company gives such instruction to the Bid Solicitation Agent to solicit bids and the Bid Solicitation Agent fails to determine the Trading Price or (z) the Company is acting as Bid Solicitation Agent and the Company fails to determine the Trading Price, then, in each case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day of such failure.

(D)          If the Trading Price Condition has been met, the Company shall provide notice thereof to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).  If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day, the Company shall provide notice thereof to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)           If, prior to the close of business on the Business Day immediately preceding June 15, 2020, the Company elects to:

(A)              issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to subscribe for or purchase, for a period of not more than 45 calendar days after the date of announcement of such issuance, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)              distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the shares of Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately prior to the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iii)          If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 15, 2020, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Section 9.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from or after the date that is 50 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 45 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date.  Subject to the immediately succeeding sentence, the Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following the date the Company publicly announces such transaction (and in no event less than 20 Scheduled Trading Days prior to the anticipated effective date of such transaction), and the Company shall use its reasonable efforts to provide such notice at least 50 Scheduled Trading Days prior to the anticipated effective date of such transaction.  However, if the Company does not have knowledge of such transaction at least 20 Scheduled Trading Days prior to the anticipated effective date of such transaction, the Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.

(iv)          Prior to the close of business on the Business Day immediately preceding June 15, 2020, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2014 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

Section 8.02.  Conversion Procedure; Settlement upon Conversion.

(a)           Subject to this Section 8.02, Section 8.03(b) and Section 8.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 8.02 (“Combination Settlement”), at its election, as set forth in this Section 8.02.

(i)            All conversions occurring on or after June 15, 2020 shall be settled using the same Settlement Method.

(ii)           With respect to conversions occurring prior to June 15, 2020, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii)          If the Company elects a Settlement Method, the Company shall inform Holders so converting through the Trustee of the Settlement Method it has elected (including the Specified Dollar Amount if the Company elects Combination Settlement) no later than the close of business on the second Trading Day immediately following the related Conversion Date (or in the case of any conversion occurring on or after June 15, 2020, no later than June 15, 2020).  If the Company does not timely elect a Settlement Method for a conversion, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for such conversion and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  If the Company elects Combination Settlement, but does not timely notify converting Holders of the Specified Dollar Amount, such Specified Dollar Amount shall be deemed to be $1,000.

(iv)          The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)          if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the applicable Conversion Rate in effect;

(B)          if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)          if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Observation Period.

(v)           The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)           Subject to Section 8.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(g) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(g).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the Conversion Date for such conversion.  No Holder may surrender Notes for conversion if such Holder has also delivered a

Fundamental Change Purchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)           A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  The Company shall pay or deliver, as the case may be, the Settlement Amount to such Holder no later than the third Scheduled Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or no later than the third Scheduled Trading Day immediately following the last Trading Day of the relevant Observation Period, if the Company elects any other Settlement Method (subject to the provisions of Section 8.03(b) and Section 8.07(a)).

(d)           In case any Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)           If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax.

(f)            Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)           Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates and such Holder was the Holder of record on such Regular Record Date.  The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) if such Notes are converted after the close of business on the Regular Record Date immediately preceding the Maturity Date and before close of business on the second Scheduled Trading Day immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(h)           The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(i)            The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (if the Company elects Physical Settlement) or the last Trading Day of the applicable Observation Period (if the Company elects Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 8.03.  Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.  (a)  If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date for such Notes occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause

(b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)           Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 8.02, based on the Conversion Rate as increased to reflect the Additional Shares, as described below; provided, however, that if, as of the Effective Date of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Scheduled Trading Day following the Conversion Date. The Company shall notify the Holders, the Trustee and the Conversion Agent in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)           The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change.  If the holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)           The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 8.04.

(e)           The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to this Section 8.03 for each Stock Price and Effective Date set forth below:

	Stock price
Effective date	$8.65	$10.00	$11.00	$12.11	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
December 10, 2013	33.0305	27.1757	23.3390	19.9934	14.1290	8.8313	6.1237	4.5321	3.5012	2.7878	1.8745	1.3226
December 15, 2014	33.0305	26.5599	22.6002	19.1811	13.2662	8.0689	5.4960	4.0193	3.0821	2.4417	1.6310	1.1451
December 15, 2015	33.0305	25.8363	21.7304	18.2173	12.2475	7.1799	4.7765	3.4444	2.6188	2.0638	1.3712	0.9593
December 15, 2016	33.0305	24.9482	20.6522	17.0174	10.9864	6.1090	3.9333	2.7838	2.0960	1.6445	1.0895	0.7609
December 15, 2017	33.0305	23.8015	19.2486	15.4637	9.3798	4.7993	2.9414	2.0331	1.5169	1.1877	0.7890	0.5516
December 15, 2018	33.0305	22.2337	17.3144	13.3184	7.2222	3.1663	1.7862	1.1991	0.8923	0.7026	0.4716	0.3293
December 15, 2019	33.0305	19.8989	14.3223	9.9806	4.0590	1.1396	0.5280	0.3460	0.2605	0.2055	0.1326	0.0846
December 15, 2020	33.0305	17.4236	8.3327	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $8.65 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 115.6069 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 8.04.

Section 8.04.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 8.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders, divided by $1,000.

(a)           If the Company issues shares of Common Stock as a dividend or distribution on its shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable; and

OS’                                 =                            the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 8.04(a) is declared that results in an adjustment under this Section 8.04(a) but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company issues to all or substantially all holders of its shares of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of announcement of such issuance, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X                                            =                            the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                            =                            the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 8.04(b) and Section 8.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           If the Company distributes, by dividend or otherwise, shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 8.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0                                  =                            the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                         =                            the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 8.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’                               =                            the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0                    =                            the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                             =                            the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. In addition, if the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

If any such distribution that constitutes a Spin-Off is declared but not made, and such distribution has resulted in an adjustment to the Conversion Rate, the Conversion Rate shall be re-adjusted, effective as of the date the Board of Directors determines not to make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

For purposes of this Section 8.04(c) (and subject in all respects to Section 8.10), rights, options or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Second Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8.04(a), Section 8.04(b) and this Section 8.04(c), if any dividend or distribution to which this Section 8.04(c) is applicable also includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 8.04(a) is applicable (the “Clause A Distribution”); or

(B)          a dividend or distribution of rights, options or warrants to which Section 8.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 8.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 8.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 8.04(b).  The adjustment to the Conversion Rate made pursuant to the provisions of this paragraph shall be made without duplication.

(d)           If the Company pays any cash dividend or distribution to all or substantially all holders of the shares of Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0                                  =                            the Last Reported Sale Price of the Common Stock on Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                            =                            the amount of cash per share of Common Stock the Company distributes to all or substantially all of the holders of Common Stock.

Any increase pursuant to this Section 8.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC                                   =                            the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’                                 =                            the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’                                   =                            the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 8.04(e) shall be determined at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect immediately after the open of business on the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender offer or exchange offer for the Common Stock, references in this Section 8.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date in determining the applicable Conversion Rate.  If the Trading Day immediately following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 8.04(e) to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the last Trading Day of such Observation Period.

(f)            Notwithstanding anything to the contrary in this Section 8.04, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 8.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 8.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock based on the Conversion Rate not reflecting the adjustment and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           If the application of the formulas set forth in this Section 8.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination).  Except as described in this Section 8.04 and Section 8.03, the Company shall not adjust the Conversion Rate.

(h)           In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of

The NASDAQ Global Select Market, (i) the Company may increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares of Common Stock) or similar event.

(i)                                     Notwithstanding anything to the contrary in this Section 8.04 or Section 8.03, the Conversion Rate shall not be adjusted:

(i)                           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                        upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)                     upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued, subject to Section 8.10;

(iv)                    solely for a change in the par value of the Common Stock;

(v)                       for accrued and unpaid interest, if any; or

(vi)                    for guarantees issued in respect of the Company’s securities.

(j)                                    All calculations and other determinations under this Article 8 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate.  However, the Company will carry forward any adjustment that is less than 1% of the Conversion Rate and (i) take such carried-forward adjustment into account in any subsequent adjustment and (ii) if such carried forward adjustment has not previously been taken into account in any such subsequent change, make such carried-forward adjustment, regardless of whether the aggregate adjustment is less than 1% (a) annually on the anniversary date of the first date of the issuance of the Notes, (b) upon the Conversion Date for any Notes or, with respect to any conversions that occur on or after June 15, 2020, on each day during the related Observation Period and (c) upon the occurrence of any Fundamental Change or Make-Whole Fundamental Change Effective Date.

(k)                                 Whenever the Conversion Rate is adjusted as herein provided, the Company shall as soon as practicable file with the Trustee (and the Conversion Agent if not the Trustee) an

Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer shall have received such Officers’ Certificate at the Corporate Trust Office of the Trustee, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  As soon as practicable after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                                     For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 8.05.  Adjustments of Prices.  Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 8.06.  Shares to be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares that are not reserved for other purposes or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 8.07.  Effect of Recapitalizations, Reclassifications and Changes of the Shares of Common Stock.

(a)                                 In the case of:

(i)                           any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)                        any consolidation, merger or combination involving the Company,

(iii)                     any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, or

(iv)                    any statutory share exchange,

in each case, as a result of which the shares of Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have received) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 6.01(l) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 8.02 and (B)(I) any amount payable in cash upon conversion of the Notes in accordance with Section 8.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 8.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 8.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Scheduled Trading Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 9.  Following any Merger Event, each reference herein to a share of Common Stock shall be deemed to refer to a Unit of Reference Property, subject to the provisions of such supplemental indenture.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 8.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register, within 20 Business Days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.07.  None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.

(d)                                 The above provisions of this Section shall similarly apply to successive Merger Events.

Section 8.08.  Certain Covenants.  (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that if at any time the shares of Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the shares of Common Stock shall be so listed on such exchange or automated quotation system, any share of Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Second Supplemental Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 8.09.  Trustee’s Disclaimer.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.3 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 8.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 8.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 8.01(b).

Section 8.10.  Stockholder Rights Plans.  If, after the date hereof, the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If however, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock Distributed Property as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 9
PURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01.  Purchase at Option of Holders upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash on the Fundamental Change Purchase Date (subject to postponement to comply with applicable law) any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 principal amount.  The price the Company shall be required to pay shall be equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided that if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 9.  The “Fundamental Change Purchase Date” shall be a date specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice as described below.

(b)                                 On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)                           the events causing the Fundamental Change;

(ii)                        the date of the Fundamental Change;

(iii)                     the last date on which a Holder may exercise the purchase right pursuant to this Article 9;

(iv)                    the Fundamental Change Purchase Price;

(v)                       the Fundamental Change Purchase Date;

(vi)                    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                 if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)              if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if such Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of the Indenture; and

(ix)                    the procedures that Holders must follow to require the Company to purchase their Notes.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Such notice shall be by mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Security Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with Applicable Procedures.  Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

(c)                                  Repurchases of Notes under this Section 9.01 shall be made, at the option of the Holders thereof, upon:

(i)                           delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (subject to extension to comply with applicable law); and

(ii)                        delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(d)                                 The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:

(i)                           in the case of Physical Notes, the certificate numbers of the Notes to be delivered for purchase;

(ii)                        the portion of the principal amount of the Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(iii)                     that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(e)                                  Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(f)                                   Notwithstanding anything to the contrary in this Article 9, the Company shall not be required to make an offer to purchase the Notes upon a Fundamental Change pursuant to this Article 9 if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer by the Company pursuant to this Article 9, and such third party purchases all Notes surrendered and not validly withdrawn under its offer.

Section 9.02.  Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)                           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)                        if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii)                     the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

Section 9.03.  Deposit of Fundamental Change Purchase Price.  (a)  The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.3 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money (in immediately available funds) sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for purchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b)                   If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date the Trustee (or other Paying Agent appointed by the Company) holds money (in immediately available funds) sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date then with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i)                           such Notes shall cease to be Outstanding,

(ii)                        interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), and

(iii)                     all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price.

(c)                    Upon surrender of a Note that is to be purchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new

Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 9.04.  Covenant to Comply with Applicable Laws upon Purchase of Notes.  In connection with any purchase offer pursuant to a Fundamental Change Company Notice, the Company shall, if required:

(a)                                 comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)                                 file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                                  otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.  Notwithstanding anything to the contrary herein, to the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture relating to the obligations of the Company to purchase the Notes upon the occurrence of a Fundamental Change, the Company will comply with such securities laws or regulations and shall not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

ARTICLE 10
MISCELLANEOUS PROVISIONS

Section 10.01.  Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.02.  No Security Interest Created.  Nothing in this Second Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.03.  Benefits of Supplemental Indenture.  Nothing in this Second Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 10.04.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.05.  Second Supplemental Indenture May be Executed in Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.06.  Severability.  In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.07.  Miscellaneous Amendments Under Base Indenture; Ratification of Base Indenture.

(a)        Section 6.12 of the Base Indenture is hereby amended for purposes of the Notes by inserting the parenthetical “(including administration of the Indenture)” immediately following “substantially all of the corporate trust business of the Trustee” in the first sentence thereof.

(b)        Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Company and each Holder, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Security Registrar, Conversion Agent or Bid Solicitation Agent hereunder, as if set forth herein in full

(c)        Section 3.5(a) of the Base Indenture is hereby amended and restated in full for purposes of the Notes to read as follows:

“(a)         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which the Company shall provide for the registration of Securities as to principal and interest amounts and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.”

(d)        Section 3.8 of the Base Indenture is hereby amended and restated in full for purposes of the Notes to read as follows:

“Section 3.8.         Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee, including a Paying Agent, shall treat the Person in whose name a Security is registered in the Security

Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee and any agent of the Company or the Trustee, including a Paying Agent, shall be affected by notice to the contrary.”

Section 10.08.  Calculations.  The Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Conversion Values, Trading Prices, Daily Settlement Amounts, accrued interest payable on the Notes, the Conversion Rate of the Notes and whether the Notes are convertible.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder at the sole cost and expense of the Company.  None of the Trustee, Conversion Agent or Paying Agent shall be responsible or liable for the calculations of the Company.

Section 10.09.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.  If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, such imposed duties shall control.  If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Second Supplemental Indenture, such provision of the Trust Indenture Act shall control.  If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

Section 10.10.  Successors and Assigns.  All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.11.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 11

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 11.01.  Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture hereto or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issue of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Hoil Kim
	Name:	Hoil Kim
	Title:	Vice President, Chief Administrative Officer,
General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hazrat R. Haniff
	Name:	Hazrat R. Haniff
	Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

A-1

GT ADVANCED TECHNOLOGIES INC.
3.00% Convertible Senior Note due 2020

No. [          ]                                                                                                     [Initially] (1) $[                          ]

CUSIP No. 36191UAB2

GT ADVANCED TECHNOLOGIES INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [              ](2)[CEDE & CO.](3), or registered assigns, the principal sum [of $                ](4)[as set forth in the “Schedule of Exchanges of Notes” attached hereto](5), which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $214,000,000 in aggregate at any time, [in accordance with the rules and procedures of the Depositary,](6) on December 15, 2020, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.00% per year from December 10, 2013, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 15, 2020.  Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2014, to Holders of record of the Notes at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively.  Additional Interest may be payable as set forth in Section 5.04 of the within-mentioned Second Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04 of the Second Supplemental Indenture and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amount shall have been paid by the Company, at its election, in accordance with Section 2.08 of the Second Supplemental Indenture.

(1)  Include for Global Note.

(2)  Include for Physical Note.

(3)  Include for Global Note.

(4)  Include for Physical Note.

(5)  Include for Global Note.

(6)  Include for Global Note.

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[The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.](7)  Subject to the provisions of the Indenture, the Company shall pay the principal of and interest on any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the Holder of such Notes, at the Corporate Trust Office of the Trustee; provided, however, interest may be paid by check mailed to such Holder’s address as it appears in the Security Register.  The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency at its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer; provided that the Company may change the Paying Agent or the Security Registrar without prior notice to Holders of the Notes, and the Company may act as Paying Agent or Security Registrar.  With respect to any Holder with an aggregate principal amount of Notes in excess of $5,000,000, at the application of such Holder in writing to the Company (which application shall remain in effect until the Holder provides written notice to the contrary), the Company will pay interest on such Holder’s Notes (other than Notes that are Global Notes) by wire transfer of immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the close of business on the preceding June 1 or December 1, as applicable.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

(7)  Include for Global Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GT ADVANCED TECHNOLOGIES INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

4

[FORM OF REVERSE OF NOTE]

GT ADVANCED TECHNOLOGIES INC.
3.00% Convertible Senior Note due 2020

This Note is one of a duly authorized issue of Securities of the Company, designated as its 3.00% Convertible Senior Notes due 2020 (the “Notes”), limited to the aggregate principal amount of $214,000,000, all issued or to be issued under and pursuant to an Indenture dated as of September 28, 2012 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of September 28, 2012 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of December 10, 2013 (the “Second Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued

5

and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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SCHEDULE A(8)

SCHEDULE OF EXCHANGES OF NOTES

GT ADVANCED TECHNOLOGIES INC.
3.00% Convertible Senior Notes due 2020

The initial principal amount of this Global Note is [                                      ] DOLLARS ($[                   ]).  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

(8)  Include for Global Note.

8

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:  GT Advanced Technologies Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Notes hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with Section 8.02(d) or (e) of the Second Supplemental Indenture, as applicable.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if  shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

1

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: GT Advanced Technologies Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from GT Advanced Technologies Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be purchased (if less than all): $ ,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                    hereby sell(s), assign(s) and transfer(s) unto                                                (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                    attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

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